Exhibit 10.3

FIFTEENTH AMENDMENT TO FIRST AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS FIFTEENTH AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (herein called this “Amendment”) made as March 31, 2014 by and between Priority Fulfillment Services, Inc. (“Borrower”) and Comerica Bank (“Bank”).

W I T N E S S E T H:

WHEREAS, Borrower and Bank have entered into that certain First Amended and Restated Loan and Security Agreement dated as of December 29, 2004 (as from time to time amended or modified, the “Original Agreement”) for the purposes and consideration therein expressed, pursuant to which Bank became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower and Bank desire to amend the Original Agreement for the purposes set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Bank to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
Definitions and References

§ 1.1 Terms Defined in the Original Agreement.  Unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2 Other Defined Terms.  The following terms when used in this Amendment shall have the meanings assigned to them in this §1.2:

“Amendment” means this Fifteenth Amendment to First Amended and Restated Loan and Security Agreement.

“Loan Agreement” means the Original Agreement as amended hereby

ARTICLE II.
Amendment to Original Agreement

§ 2.1 Definitions.  The following definitions are hereby added to, or amended in their entirety in, Exhibit A to the Original Agreement as follows:

“Borrowing Base” means an amount equal to 80% of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.  In no event shall the Borrowing Base include the JPMC Factored Accounts.  Such Accounts shall be expressly excluded in the calculation by Borrower of the Borrowing Base as reported in the Borrowing Base Certificate, determined as of the date of the Borrowing Base Certificate.

“Committed Revolving Line” means a Credit Extension of up to (i) $20,000,000 during the period of November 1 of each year through March 31 of the following year, and (ii) $17,000,000 during the period of April 1 of each year through October 31 of that same year, in each case inclusive of any amounts outstanding under the Letter of Credit Sublimit.

“Credit Extension” means each Advance, each Equipment Advance, the Equipment Term Loan or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“JPMC Factored Accounts” means the Accounts due from The Procter & Gamble Company, an Ohio corporation and/or its Affiliates and factored by Borrower with JPMorgan Chase Bank, N.A. on terms substantially identical in all material respects to those previously disclosed to Bank by Borrower, and which Accounts and factoring arrangement are subject to a lien waiver letter between JPMorgan Chase Bank, N.A. and Bank on terms and conditions satisfactory to Bank.

“Maximum Equipment Line Availability” means that the aggregate Equipment Advances under Tranche A and Tranche B cannot exceed $2,000,000.

“Net Worth” means, with respect to any Person, at any date as of which the amount thereof shall be determined, such Person’s consolidated shareholders’ equity, determined in accordance with GAAP.

Clause (i) of the definition of Permitted Indebtedness (which reads “Intentionally Omitted” in the Original Agreement) is amended to read:

(i) Indebtedness, if any, arising in connection with the factoring by Borrower to JPMorgan Chase Bank, N.A. of the JPMC Factored Accounts;

Clause (h) of the definition of Permitted Liens in the Original Agreement is renumbered to be clause (i), and a new clause (h) is added as follows:

(h) Liens to secure Indebtedness described in clause (i) of the definition of Permitted Indebtedness, provided that such Liens, if any, are limited to the JPMC Factored Accounts; and

Clause (a) of the definition of Permitted Transfer in the Original Agreement is amended to read:

(a) Inventory in the ordinary course of business and JPMC Factored Accounts factored by Borrower with JPMorgan Chase Bank, N.A.;

“Pricing Addendum” means that certain Prime Referenced Rate Addendum attached hereto as Exhibit F.

Revolving Maturity Date” means March 31, 2016.

The definition of Tangible Net Worth in the Original Agreement is hereby deleted.

“Tranche A Availability End Date” means September 30, 2014.

“Tranche B Availability End Date” means March 31, 2015.

§ 2.2 Term Loan.  Section 2.1(c) of the Original Agreement respecting the Term Loan (consisting of the Existing Term Loan and the Additional Term Advance) is hereby deleted in its entirety and replaced with the following:  “(c)  Intentionally Omitted.”

§ 2.3 Equipment Term Loan.  Section 2.1(e) of the Original Agreement respecting the Equipment Term Loan is hereby amended to read as follows:

(e)  Equipment Term Loan.

(a) Bank has heretofore made a term loan (the “Equipment Term Loan”) to Borrower for equipment acquisitions.  The Equipment Term Loan was advanced in two (2) tranches, herein called “Existing Tranche A” and “Existing Tranche B.”

(b) Interest accrues on the Equipment Term Loan at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c).  The Existing Tranche A is payable in 36 equal installments of principal, plus all accrued interest, beginning on May 15, 2012, and continuing on the same day of each month thereafter until April 15, 2015, at which time all amounts due in connection with the Existing Tranche A shall be immediately due and payable. The Existing Tranche B is payable in 28 equal monthly installments of principal, plus all accrued interest, beginning on January 15, 2013, and continuing on the same day of each month thereafter through April 15, 2015, at which time all amounts due in connection with the Existing Tranche B shall be immediately due and payable.  The Equipment Term Loan, once repaid, may not be reborrowed. Borrower may prepay the Equipment Term Loan, or any portion thereof, without penalty or premium.

§ 2.4 Equipment Advances.  Section 2.1(f) of the Original Agreement respecting the Equipment Advances is hereby amended to read as follows:

(f)  Equipment Advances.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make advances (each an “Equipment Advance” and, collectively, the “Equipment Advances”) to Borrower in two tranches, Tranche A and Tranche B.  Borrower may request Equipment Advances under Tranche A at any time from the date hereof through the Tranche A Availability End Date. Borrower may request Equipment Advances under Tranche B at any time from the Tranche A Availability End Date through the Tranche B Availability End Date. The aggregate outstanding amount at any time of Tranche A Equipment Advances and Tranche B Equipment Advances shall not exceed the Maximum Equipment Line Availability. Each Equipment Advance shall not exceed 100% of the invoice amount of equipment and software approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expense.

(ii) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Equipment Advances that are outstanding under Tranche A on the Tranche A Availability End Date shall be payable in 30 equal monthly installments of principal, plus all accrued interest, beginning on October 15, 2014, and continuing on the same day of each month thereafter through March 15, 2017, at which time all amounts due in connection with Tranche A Equipment Advance made under this Section 2.1(f) shall be immediately due and payable.  Any Equipment Advances that are outstanding under Tranche B on the Tranche B Availability End Date shall be payable in 30 equal monthly installments of principal, plus all accrued interest, beginning on April 15, 2015, and continuing on the same day of each month thereafter through September 15, 2017, at which time all amounts due in connection with Tranche B Equipment Advance made under this Section 2.1(f) and any other amounts due under this Agreement shall be immediately due and payable.  Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Equipment Advances, in whole or in part, without penalty or premium.  Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities without reamortization of the repayment schedule for the remaining principal balance.

(iii) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile or electronic mail transmission to be received no later than 3:00 p.m. Central time on the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit C.  The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.

§ 2.5 Interest Rates, Payments and Calculations.  Section 2.3 of the Original Agreement respecting interest rates, payments and calculations is hereby amended to read as follows:

2.3 Interest Rates, Payments, and Calculations.

(a) Interest Rates.

(i) Advances.  Advances shall bear interest, on the outstanding daily balance thereof, on the terms set forth in the Pricing Addendum.

(ii) Equipment Advances.  The Equipment Advances shall bear interest, on the outstanding daily balance thereof, on the terms set forth in the Pricing Addendum.

(iii) Standby Letter of Credit.  Any drawn amount under the Standby Letter of Credit shall bear interest, on the outstanding daily balance thereof, at the rates set forth in the Reimbursement Agreement.

(b) Payments.  Interest hereunder shall be due and payable on the 15th of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

§ 2.6 Fees.  Section 2.5 of the Original Agreement respecting the fees is hereby amended to read as follows:

2.5 Fees.  Borrower shall pay to Bank the following:

(a) Facility Fee.  On the Closing Date, a Facility Fee equal to $40,000, which shall be nonrefundable;

(b) Unused Facility Fee.  A quarterly Unused Facility Fee equal to forty-three and three-quarters (43.75) basis points per annum of the difference between the Committed Revolving Line and the average outstanding principal balance of the Advances under the Committed Revolving Line during the applicable quarter, which fee shall be payable within five (5) days of the last day of each such quarter and shall be nonrefundable; and

(c) Letter of Credit Fees.  On the Closing Date and on each December 1 thereafter, a letter of credit fee in connection with the Standby Letter of Credit pursuant to, and in accordance with, the terms of Section 1(c) of the Reimbursement Agreement.

(d) Bank Expenses.  On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

§ 2.7 Borrowing Base Certificate.  Clause (j) of Section 6.2 of the Original Agreement respecting delivery of the Borrowing Base Certificate is hereby amended to read as follows:

(j) within 30 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer substantially in the form of Exhibit D hereto, together with aged listings by invoice date of accounts receivable and accounts payable, and together with listing of the JPMC Factored Accounts as to which Borrower has not received payment which listing shall be as of the date of the associated Borrowing Base Certificate and in such format and detail as Bank may reasonably require;

§ 2.8 Minimum Net Worth.  Section 6.7(c) of the Original Agreement respecting minimum Tangible Net Worth is hereby amended to read as follows:

(c) Net Worth.  A consolidated Net Worth of Guarantor not less than the greater of (i) $20,000,000 or (ii) $2,000,000 plus the amount of Net Worth of Guarantor required to be maintained pursuant to the terms of the loan documents between Borrower and Wells Fargo Bank, National Association or IBM Credit LLC, as from time to time amended, modified or restated.

§ 2.9 Borrowing Base Certificate.  The form of Borrowing Base Certificate as to the Original Agreement shall be the Borrowing Base Certificate form attached to this Amendment as Exhibit D.

§ 2.10 Pricing Addendum.  The Pricing Addendum to the Original Agreement shall be the Prime Referenced Rate Addendum attached to this Amendment as Exhibit F.

ARTICLE III.
Conditions of Effectiveness

§ 3.1 Effective Date.  This Amendment shall become effective as of the date first above written when and only when Bank shall have received, at Bank’s office (i) a counterpart of this Amendment executed and delivered by Borrower, and (ii) the attached Consent and Agreement executed and delivered by Guarantor.

ARTICLE IV.
Representations and Warranties

§ 4.1 Representations and Warranties of Borrower.  In order to induce Bank to enter into this Amendment, Borrower represents and warrants to Bank that:

(a) The representations and warranties contained in Article 5 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof; except to the extent such representations or warranties relate to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date or as otherwise disclosed to the Bank in writing.

(b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Loan Agreement.  Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.

(c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower.  Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

(d) When duly executed and delivered, each of this Amendment and the Loan Agreement will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.

ARTICLE V.
Miscellaneous

§ 5.1 Ratification of Agreements.  The Original Agreement as hereby amended is hereby ratified and confirmed in all respects.  Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

§ 5.2 Survival of Agreements.  All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Advances, and shall further survive until all of the Obligations are paid in full.  All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to Bank shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.

§ 5.3 Loan Documents.  This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

§ 5.4 Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of California and any applicable laws of the United States of America in all respects, including construction, validity and performance.

§ 5.5 Counterparts.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

PRIORITY FULFILLMENT SERVICES, INC.

By:
Name:
Title:

COMERICA BANK

By:
Name:
Title:

[Fifteenth Amendment – Signature Page]

CONSENT AND AGREEMENT

PFSWEB, INC., a Delaware corporation, hereby consents to the provisions of this Amendment and the transactions contemplated herein, and hereby ratifies and confirms the Guaranty dated as of December 29, 2004, made by it for the benefit of Bank, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PFSWEB, INC.

By:
Name:
Title:

Exhibit D

[BBC template to be attached]

Exhibit F

[Pricing Addendum to be attached]